================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 FORM 8-K/A-1

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

      Date of Report: (Date of earliest event reported): January 31, 1997

                              DI INDUSTRIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        TEXAS                                                    1-8226
(STATE OF INCORPORATION)                                (COMMISSION FILE NUMBER)

                                   74-2144774
                       (IRS EMPLOYER IDENTIFICATION NO.)

                        10370 RICHMOND AVENUE, SUITE 600
                              HOUSTON, TEXAS 77042
             (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  713/435-6100
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                           450 GEARS ROAD, SUITE 625
                              HOUSTON, TEXAS 77067
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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                                      1

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

      The following sets forth the Statement of Net Assets Acquired and Liabilities Assumed of Flournoy Drilling Company as of December 31, 1996 and the Statement of Revenues and Certain Expenses for the year ended December 31, 1996, including the notes thereto and the related report of KPMG Peat Marwick LLP.

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors of Drillers, Inc.

We have audited the accompanying statement of net assets acquired and liabilities assumed of Flournoy Drilling Company (the Company), which are to be sold pursuant to the Asset Purchase Agreement (the Agreement) between the Company and Drillers, Inc., (a wholly-owned subsidiary of DI Industries, Inc.) dated as of December 31, 1996, as described in note 1, as of December 31, 1996, and the related statement of revenues and certain expenses for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of DI Industries, Inc. Material amounts, described in note 1 to the financial statements, that would not be comparable to those resulting from the proposed future operations of the assets are excluded, and the statements are not intended to be a complete presentation of the revenues and expenses of the assets.

In our opinion, the above-mentioned financial statements present fairly, in all material respects, the statement of net assets acquired and liabilities assumed of the Company, at December 31, 1996, which are to be sold pursuant to the Agreement referred to above, and the related statement of revenues and certain expenses, as defined above, for the year then ended, in conformity with generally accepted accounting principles.

                                                           KPMG Peat Marwick LLP

February 26, 1997

                          FLOURNOY DRILLING COMPANY

           STATEMENT OF NET ASSETS ACQUIRED AND LIABILITIES ASSUMED

                                December 31, 1996

Cash .......................................................     $2,636,982
Property and equipment:
   Land ....................................................        306,719
   Drilling rigs and other property and equipment -
      less accumulated depreciation of $24,153,831 .........      5,055,099
                                                                 ----------
         Net property and equipment ........................      5,361,818
                                                                 ----------
         Net assets ........................................      7,998,800
                                                                 ----------
Liabilities assumed:
   Note payable ............................................        832,779
   Deferred revenue ........................................      2,636,982
                                                                 ----------
         Total liabilities .................................      3,469,761
                                                                 ----------
         Net assets ........................................     $4,529,039
                                                                 ==========

See notes to financial statements.

                          FLOURNOY DRILLING COMPANY

                  STATEMENT OF REVENUES AND CERTAIN EXPENSES

                     For the year ended December 31, 1996

Revenues ...............................................        $42,850,066

Certain expenses
   Drilling ............................................         33,970,033
   Depreciation ........................................          1,654,726
   General and administrative ..........................          2,994,497
   Interest ............................................             87,105
                                                                -----------
         Total expenses ................................         38,706,361
                                                                -----------
Revenues in excess of certain expenses .................        $ 4,143,705
                                                                ===========

See notes to financial statements.

                             FLOURNOY DRILLING COMPANY
                           NOTES TO FINANCIAL STATEMENTS

                                 December 31, 1996

(1)   BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF PRESENTATION
      The financial statements of assets acquired and liabilities assumed of Flournoy Drilling Company (the Company) include only those accounts related to the assets to be sold to Drillers, Inc. (DI), pursuant to the Asset Purchase Agreement (the Agreement), dated as of December 31, 1996 between the Company and DI.

      The Company engages principally in the contract drilling of oil and gas wells primarily for independent and major integrated oil companies. The assets being acquired consist primarily of 13 land rigs currently working in South Texas, 17 rig hauling trucks, a yard and office facility in Alice, Texas and various other equipment and drill pipe. All rigs are owned by the Company.

      Operating revenues and certain expenses are presented on the accrual basis of accounting. The accompanying financial statements are not representative of the actual operations for the period presented since certain indirect expenses have been excluded. Expenses excluded consist of interest, gain and/or loss on sales of rigs and drilling equipment, other insignificant costs not directly related to the acquired assets as well as all the assets associated with the Company's oil and gas properties.

      USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets at the date of the financial statements and the reported amount of revenues and certain expenses during the reporting period. Actual results could differ from these estimates.

      DRILLING RIGS AND OTHER PROPERTY AND EQUIPMENT

      Drilling rigs and other property and equipment are carried at cost. Maintenance and repairs are charged to income currently while betterments are capitalized.

      For financial reporting purposes, depreciation is provided on the straight-line method over the remaining estimated useful lives from the date the asset is placed into service. The estimated useful lives of the Company's land drilling rigs is 5 years. Other property and equipment are estimated to have useful lives ranging from 5 to 39 years.

                             FLOURNOY DRILLING COMPANY

                           NOTES TO FINANCIAL STATEMENTS

      IMPAIRMENT OF LONG-LIVED ASSETS

      The Company reviews its long-lived assets for impairment when changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

      In 1995, the Company adopted Statement of Financial Accounting Standards
      (SFAS) No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used be reported at the lower of carrying amount or fair value. Assets to be disposed of and assets not expected to provide any future service potential to the Company are recorded at the lower of carrying amount or fair value less cost to sell. The adoption of SFAS No. 121 did not have an effect on the Company's financial position or results of operations.

      REVENUE RECOGNITION

      Income from dayrate drilling contracts is recognized as earned. In connection with such drilling contracts, the Company may receive lump-sum fees for the mobilization of equipment and personnel.
      Mobilization costs and revenues also are recognized as earned.

      Income from turnkey contracts is recognized utilizing a completed contract method. Provisions for future losses on turnkey contracts are recognized when it becomes apparent that contract drilling expenses to be incurred on a specific contract will exceed the revenue from the contract.

(2)   DRILLING RIGS AND OTHER PROPERTY AND EQUIPMENT

      Cost and accumulated depreciation of drilling rigs and other property and equipment are summarized as follows:

                                                           December 31,
                                                               1996
                                                           ------------
Drilling rigs and equipment ..........................     $ 24,789,679
Trucks and automobiles ...............................        2,710,846
Buildings ............................................          979,785
Office equipment and other ...........................          728,620
                                                           ------------
                                                             29,208,930
Less accumulated depreciation ........................      (24,153,831)
                                                           ------------
           Total .....................................     $  5,055,099
                                                           ============

                             FLOURNOY DRILLING COMPANY

                           NOTES TO FINANCIAL STATEMENTS

(3)   NOTE PAYABLE

      Note payable, interest at prime (8.25% at December 31, 1996), payable in monthly installments of $33,333 plus interest, due December 1998, guaranteed by the major stockholders and secured by assets with book value of approximately $7,500,000.

(4)   TRANSACTIONS WITH AFFILIATES
      The Company performed drilling contracting services for an affiliate during the period. Revenues on the drilling contracting services to the affiliate were $1,131,794.

(5)   OMITTED HISTORICAL EXPENSES (UNAUDITED)
      As discussed in note 1, interest on debt not assumed as well as gain or loss on the sales of rigs and drilling equipment are not directly related to the acquired assets and liabilities assumed and therefore have been excluded from the accompanying financial statements. Such excluded amounts approximated $10,304 and $33,732 for the period ended December 31, 1996. In addition, all assets, liabilities and revenues and expenses of the Company's oil and gas properties have been excluded.

(b)   PRO FORMA FINANCIAL INFORMATION

                                DI INDUSTRIES, INC.
               UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

      The accompanying unaudited pro forma consolidated financial statements of DI Industries, Inc. ("DI" or the "Company") are based upon the historical consolidated financial statements of the Company as of and for the year ended December 31, 1996. These historical financial statements have been adjusted for certain items as discussed in the notes to these unaudited pro forma consolidated financial statements.

      On January 31, 1997, DI Industries, Inc. completed the acquisition of the operating assets of Flournoy Drilling Company ("Flournoy") and elected Mr. Lucien Flournoy, the founder of Flournoy, to the Company's Board of Directors. This acquisition was pursuant to a definitive asset purchase agreement based on arms length negotiations among the parties. The assets were acquired for 12,426,000 shares of common stock, par value $0.10 per share, and cash on hand of approximately $800,000 which was utilized to repay certain of Flournoy's debt. The assets acquired include 13 land drilling rigs, 17 rig hauling trucks, a yard and office facility in Alice, Texas and various other equipment and drill pipe. The Company hired the majority of Flournoy's operating personnel. Flournoy utilized and the Company intends to utilize these assets in contract oil and gas land drilling services. The Company agreed to issue additional shares of DI's common stock to Flournoy's shareholders if, and to the extent that on January 31, 1998, the aggregate market value of one-half of the shares received by the Flournoy shareholders, plus the gross proceeds from any sales of DI's common stock by the Flournoy shareholders prior to January 31, 1998 is, in total, less than $12.43 million.

      On December 31, 1996 the Company completed the acquisition of the South Texas operating assets of Diamond M Onshore, Inc. ("Diamond M"), a wholly owned subsidiary of Diamond Offshore Drilling, Inc., pursuant to a definitive asset purchase agreement. The Company acquired the assets for approximately $26 million in cash which includes ten land drilling rigs, all of which are currently operating, 19 rig hauling trucks, a yard and office facility in Alice, Texas and various other drill pipe and equipment.

      The Company also entered into a loan facility (the "Facility") dated as of December 31, 1996 with Bankers Trust Company, ING (US) Capital Corporation and NordlandsBanken AS which provided the funds to acquire the assets of Diamond M. The Facility provides for an initial $35 million reducing revolving line of credit which reduces by $5.0 million on each anniversary date until maturity on December 31, 1999. The Facility is secured by substantially all of the Company's assets and calls for quarterly interest payments on the outstanding balance at either LIBOR plus 3% or the lending institution's prime rate plus 2%. Prior to and as a condition of closing the Facility, the Company paid off its existing credit facility with NordlandsBanken AS in the amount of approximately $9.5 million.

      In connection with closing the Facility, the Company also completed a private placement of 1.75 million shares of the Company's common stock for approximately $4.12 million to four funds managed by Wexford Management LLC. These proceeds were utilized to repay a $4.0 million note plus accrued interest of $132,000. The Company also agreed to issue more shares of the Company's common stock to the extent the Wexford funds hold value less than $4.12 million on December 30, 1997.

      On October 3, 1996 the Company acquired of all the South Texas operating assets of Mesa Drilling, Inc. ("Mesa") in exchange for 5,500,000 shares of the Company's common stock. The assets acquired consist of six diesel electric SCR drilling rigs, three of which are currently operating in South Texas. The other three rigs are currently stacked.

      On August 29, 1996 the Company closed two separate transactions (collectively the "Mergers") resulting in a $25 million equity infusion and the acquisition of deep drilling equipment.

      In the first transaction, R. T. Oliver, Inc. ("RTO") and Land Rig Acquisition Corporation ("LRAC") merged into a new subsidiary of the Company with the capital stock of RTO and LRAC being exchanged for 39,423,978 shares of the Company's common stock. In addition, warrants were issued to acquire up to 1,720,000 additional shares of DI common stock, the exercise of which is contingent upon the occurrence of certain events. Subsequently, warrants representing 1,108,000 shares have been canceled. This transaction resulted in the acquisition of 18 inactive, deep capacity land drilling rigs which includes five 3,000 horsepower and nine 2,000 horsepower land rigs which are rated for depths of 25,000 feet or greater.

      In the second transaction, Somerset Investment Corp. ("Somerset"), was merged into the Company. The stock of Somerset was exchanged for 39,423,978 shares of DI common stock and warrants to acquire up to 1,720,000 shares of DI common stock, the exercise of which is contingent upon the occurrence of certain events. Subsequently, warrants representing 1,108,000 shares have been canceled. This merger transaction resulted in a $25 million equity infusion into the Company.

      On June 24, 1996, the Company closed a transaction whereby it sold all of the operational assets of Western Oil Well Service Co. ("Western"), a wholly-owned subsidiary of the Company, for $3.95 million in cash. Western provided oil and gas well workover services principally in Montana, Utah and North Dakota. Pursuant to the sale, the buyer assumed all of Western's existing leases, primarily for vehicles, which totaled $251,000 at closing. The Company recorded a gain of $2.8 million in the second quarter of 1996 as a result of the sale. This gain is not reflected in the attached unaudited pro forma consolidated financial statements as the gain was non recurring in nature.

      The Unaudited Pro Forma Consolidated Balance Sheet assumes the Flournoy acquisition occurred on December 31, 1996 while the other events noted above occurred prior to December 31, 1996 and are included in DI's historical balance sheet as of December 31, 1996. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1996 assumes all of the above transactions occurred on January 1, 1996.

      The unaudited pro forma consolidated financial statements should be read in conjunction with the (i) consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K as of and for the year ended December 31, 1996, (ii) the Statement of Net Assets Acquired and Liabilities Assumed of Flournoy Drilling Company as of December 31, 1996 and the Statement of Revenues and Certain Expenses of Flournoy Drilling Company for the year ended December 31, 1996 included under Item 7(a) to this Form 8-K. Pro forma financial data is not necessarily indicative of future operations of the Company due to numerous factors, including changes in utilization rates for drilling rigs, changes in the rates received for drilling services and future equipment sales and acquisitions.

                                   DI INDUSTRIES, INC.
                     UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                    December 31, 1996
                                     (In thousands)

                                                                     FLOURNOY
                                                       HISTORICAL    PRO FORMA
                                           HISTORICAL   FLOURNOY    ADJUSTMENTS     PRO FORMA
                                           ----------  ----------   -----------     ---------
                        ASSETS
Current assets:
   Cash and cash equivalents ...........   $   6,162    $ 2,637     $  (1,000)(a)   $   7,799
   Restricted cash - insurance deposits        1,000       --            --             1,000
   Accounts receivable, net of allowance
     of $ 1,333 ........................      15,866       --            --            15,866
   Rig inventory and supplies ..........         936       --            --               936
   Assets held for sale ................         557       --            --               557
   Prepaids and other current assets ...       3,690       --            --             3,690
                                           ---------    -------     ---------       ---------
   Total current assets ................      28,211      2,637        (1,000)         29,848
                                           ---------    -------     ---------       ---------
Property and equipment:
   Land, buildings and improvements ....       4,312        307           293(a)        4,912
   Drilling and well service equipment .      95,059      5,055        35,848(a)      135,962
   Furniture and fixtures ..............       1,088       --            --             1,088
                                           ---------    -------     ---------       ---------
                                             100,459      5,362        36,141         141,962
   Accumulated depreciation and
     amortization ......................     (11,983)      --            --           (11,983)
                                           ---------    -------     ---------       ---------
      Net property and equipment .......      88,476      5,362        36,141         129,979
                                           ---------    -------     ---------       ---------
Other noncurrent assets ................       1,132       --            --             1,132
                                           ---------    -------     ---------       ---------
                                           $ 117,819    $ 7,999     $  35,141       $ 160,959
                                           =========    =======     =========       =========
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current maturities of long-term debt    $     613    $   833     $    (833)(a)   $     613
   Trade accounts payable ..............      11,826       --            --            11,826
   Accrued workers' compensation .......       1,502       --            --             1,502
   Payroll and related employee costs ..       3,340       --            --             3,340
   Customer advances ...................       2,466      2,637          --             5,103
   Other accrued liabilities ...........       2,269       --            --             2,269
                                           ---------    -------     ---------       ---------
     Total current liabilities .........      22,016      3,470          (833)         24,653
                                           ---------    -------     ---------       ---------
Long-term debt less current
  maturities ...........................      26,846       --            --            26,846
Other long-term liabilities and
  minority interest ....................       3,299       --            --             3,299
Deferred income taxes ..................         248       --           9,437(a)        9,685
Series A preferred stock - mandatory
  redeemable ...........................         764       --            --               764
Commitments and contingent liabilities

Stockholders' equity:
   Common stock, $.10 par value;
      300,000 shares authorized;
      125,043 issued and outstanding ...      12,504       --           1,243(a)       13,747
   Additional paid-in capital ..........      99,301      4,529        25,294(a)      129,124
   Deficit .............................     (46,755)      --            --           (46,755)
   Cumulative translation adjustments ..        (404)      --            --              (404)
                                           ---------    -------     ---------       ---------
      Total stockholders' equity .......      64,646      4,529        26,537          95,712
                                           ---------    -------     ---------       ---------
                                           $ 117,819    $ 7,999     $  35,141       $ 160,959
                                           =========    =======     =========       =========

          SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS.

                                    DI INDUSTRIES, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                           For the Year Ended December 31, 1996
                           (In thousands except per share data)

                                                     WESTERN     MERGERS                  MESA                  DIAMOND
                                       HISTORICAL   PRO FORMA   PRO FORMA   HISTORICAL  PRO FORMA  HISTORICAL  PRO FORMA  HISTORICAL
                                           DI      ADJUSTMENTS  ADJUSTMENTS   MESA     ADJUSTMENTS  DIAMOND   ADJUSTMENTS  FLOURNOY
                                        --------   -----------  ----------- ---------- ----------- ---------- ----------- ----------
Revenues:
  Contract drilling .................   $ 81,767    $(3,206)(b)  $ --         $4,693     $--       $22,675       $--       $ 42,850

Costs and expenses:
  Drilling operations ...............     80,388     (3,029)(b)      84(c)     3,428    --          19,405      --           33,970
  Depreciation, depletion and
     amortization ...................      4,689       (117)(b)    --           --       648(e)        759     2,691(f)       1,655
  General and administrative ........      4,274       (254)(b)    --           --      --             476      (217)(g)      2,994
  Non-recurring charges .............      6,131       --          --           --      --            --        --             --
                                        --------    -------       -----       ------   -----       -------   -------       --------
     Total costs and expenses .......     95,482     (3,400)         84        3,428     648        20,640     2,474         38,619
                                        --------    -------       -----       ------   -----       -------   -------       --------
Operating income (loss) .............    (13,715)       194         (84)       1,265    (648)        2,035    (2,474)         4,231
                                        --------    -------       -----       ------   -----       -------   -------       --------
Other income (expense):
  Interest income ...................        505       --          --           --      --            --        --             --
  Interest expense ..................     (1,220)      4(b)        --           --      --            --      (1,182)(h)        (87)
  Gain (loss) on sale of assets .....      3,078     (2,775)(b)    --
  Minority interest and other .......        475       --          --           --      --            --        --             --
                                        --------    -------       -----       ------   -----       -------   -------       --------
     Other income (expense), net ....      2,838     (2,771)       --           --      --            --      (1,182)           (87)
                                        --------    -------       -----       ------   -----       -------   -------       --------
Income (loss) before income taxes ...    (10,877)    (2,577)        (84)       1,265    (648)        2,035    (3,656)         4,144

Income taxes ........................        845       --          --           --      --            --        --             --
                                        --------    -------       -----       ------   -----       -------   -------       --------
Net income (loss) ...................    (11,722)    (2,577)        (84)       1,265    (648)        2,035    (3,656)         4,144
Series B preferred stock subscription
  dividend requirement ..............       (402)      --           402(d)
                                        --------    -------       -----       ------   -----       -------   -------       --------
Net income (loss) applicable to
  common stock ......................   $(12,124)   $(2,577)      $ 318       $1,265   $(648)      $ 2,035   $(3,656)      $  4,144
                                        ========    =======       =====       ======   =====       =======   =======       ========
Net loss per common share ...........   $  (0.18)      --          --           --      --            --        --             --
                                        ========
Weighted average common shares
outstanding .........................     67,495       --          --           --      --            --        --             --
                                        ========

                                       FLOURNOY
                                       PRO FORMA
                                      ADJUSTMENTS     PRO FORMA
                                      -----------     ----------
Revenues:
  Contract drilling .................       $--       $ 148,779

Costs and expenses:
  Drilling operations ...............      --           134,246
  Depreciation, depletion and
     amortization ...................     2,650(i)       12,975
  General and administrative ........      (800)(j)       6,473
  Non-recurring charges .............      --             6,131
                                        -------       ---------
     Total costs and expenses .......     1,850         159,825
                                        -------       ---------
Operating income (loss) .............    (1,850)        (11,046)
                                        -------       ---------
Other income (expense):
  Interest income ...................      --               505
  Interest expense ..................        87(k)       (2,398)
  Gain (loss) on sale of assets .....      --               303
  Minority interest and other .......      --               475
                                        -------       ---------
     Other income (expense), net ....        87          (1,115)
                                        -------       ---------
Income (loss) before income taxes ...    (1,763)        (12,161)

Income taxes ........................      --               845
                                        -------       ---------
Net income (loss) ...................    (1,763)        (13,006)
Series B preferred stock subscription
  dividend requirement ..............
                                        -------       ---------
Net income (loss) applicable to
  common stock ......................   $(1,763)      $ (13,006)
                                        =======       =========
Net loss per common share ...........      --         $   (0.09)
                                        =======       =========
Weighted average common shares
outstanding .........................      --           137,469
                                        =======       =========

       SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

                              DI INDUSTRIES, INC.
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION

      The following sets forth the explanations and assumptions used in preparing the Unaudited Pro Forma Consolidated Balance Sheet of DI Industries, Inc. (the "Company") as of December 31, 1996 and the Unaudited Pro Forma Consolidated Statement of Operations for the year then ended.

      The unaudited pro forma consolidated financial statements should be read in conjunction with the (i) consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K as of and for the year ended December 31, 1996, (ii) the Statements of Net Assets Acquired and Liabilities Assumed of Flournoy Drilling Company as of December 31, 1996 and the Statement of Revenues and Certain Expenses of Flournoy Drilling Company for the year ended December 31, 1996 included under Item 7(a) to this Form 8-K. Pro forma financial data is not necessarily indicative of future operations of the Company due to numerous factors, including changes in utilization rates for drilling rigs, changes in the rates received for drilling services and future equipment sales and acquisitions.

(2)  ADJUSTMENT TO THE HISTORICAL FINANCIAL STATEMENTS

      The Unaudited Pro Forma Consolidated Balance Sheet assumes the Flournoy acquisition occurred on December 31, 1996 while the other events noted above occurred prior to December 31, 1996 and are included in DI's historical balance sheet as of December 31, 1996. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1996 assumes all of the above transactions occurred on January 1, 1996.

      The following assumptions and pro forma adjustments have been made to the historical balance sheet of the Company:

      (a) To reflect the purchase of the assets of Flournoy Drilling Company for 12,426,000 shares of the Company's common stock and the payment of approximately $800,000 to retire the Flournoy debt. Also assumes the payment of approximately $200,000 in transaction costs which were capitalized as part of the cost of the acquisition.

      The following assumptions and pro forma adjustments have been made to the historical statement of operations of the Company:

      (b) To reflect the effect on the revenue and expenses items of the Company due to the sale of the operational assets of Western.

      (c) To adjust operating expense for the estimated cost to store the rigs acquired in the Mergers.

      (d) To provide for the liquidation of the series B preferred stock subscription and related dividend requirement in connection with the Mergers.

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                              DI INDUSTRIES, INC.
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

      (e) To reflect the additional depreciation expense associated with the acquisition of the Mesa assets. Pro forma depreciation was calculated on a straight line basis over the estimated useful lives of the assets.

      (f) To reflect the additional depreciation expense associated with the acquisition of the Diamond M assets. Pro forma depreciation was calculated on a straight line basis over the estimated useful lives of the assets.

      (g) To reflect the elimination of general and administrative expenses of Diamond M allocated by its parent, Diamond Offshore Drilling, Inc. less the additional general and administrative expenses estimated by the Company for an additional corporate accounting employee.

      (h) To reflect the estimated additional interest expense associated with the borrowings under the Facility to purchase the Diamond M assets and the amortization of the deferred loan costs associated with the Facility less the reduction in interest expense for retirement of the $4 million dollar term loan and the payment of the Company's term loan with NordlandsBanken AS. Pro Forma amortization is calculated on a straight line basis over the term of the Facility.

      (i) To reflect the additional depreciation expense associated with the acquisition of the Flournoy assets. Pro forma depreciation was calculated on a straight line basis over the estimated useful lives of the assets.

      (j) To reflect the elimination of general and administrative expenses of Flournoy for the cost of the founder and president of Flournoy and one other employee who did not join the Company.

      (k) To reflect the elimination of interest expense of Flournoy on the debt that was repaid by the Company at closing.

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(c)   EXHIBITS

      The following exhibit is filed with the Form 8-K in accordance with the provisions of Item 601 of Regulation S-K promulgated under the Securities Act of 1933, as amended:

2.1* Asset Purchase Agreement dated December 31, 1996, between Flournoy Drilling Company and Drillers, Inc.

* Previously filed.

                           [Signature Page Follows]

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                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 11, 1997                  DI INDUSTRIES, INC.


                                       BY: /s/ T. SCOTT O'KEEFE
                                       T. Scott O'Keefe
                                       Senior Vice President and
                                       Chief Financial Officer

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